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                                                            EXHIBIT 23.7


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Cendant Corporation of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Current Report on Form 8-K of Cendant Corporation dated January 29, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.












/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Tampa, Florida
February 16, 1998